Statement Re: Computation of Earnings Per Share                     Exhibit 11.1


                                                           Three Months Ended                      Six Months Ended
                                                           ------------------                      ----------------
                                                     July 3, 1998       July 4, 1997        July 3, 1998       July 4, 1997
                                                 ----------------- ------------------  ------------------ ------------------


Weighted average shares outstanding                     9,339,527          9,096,989           9,322,940           9,077,046


                                                     -------------      -------------       -------------       -------------
Total shares                                            9,339,527          9,096,989           9,322,940           9,077,046
                                                     -------------      -------------       -------------       -------------

Net Loss                                             $ (2,613,562)      $ (2,487,713)       $ (4,523,800)       $ (4,829,404)
                                                     -------------      -------------       -------------       -------------
                                                     -------------      -------------       -------------       -------------

Net Loss per share:         Basic                    $      (0.28)      $      (0.27)       $      (0.49)       $      (0.53)
                            Diluted                  $      (0.28)      $      (0.27)       $      (0.49)       $      (0.53)


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